UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Vineyard National Bancorp

(Name of Registrant as Specified In Its Charter)

Jon Salmanson

Norman Morales

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JON SALMANSON AND NORMAN MORALES INVESTOR PRESENTATION FOR VINEYARD NATIONAL BANCORP PROXY SOLICITATION JULY 21, 2008

This investor presentation may be deemed to be solicitation material with respect to support for the proxy statement proposed  by
Messrs. Salmanson and Morales for Vineyard's Board of Directors at the 2008 Annual Meeting of Shareholders
of Vineyard (the "Proposed Nominees").  Messrs. Salmanson and Morales have filed a Proxy Statement with the
Securities and Exchange Commission (the "SEC") and in connection with the Proposed Nominees, which has been distributed to the shareholders of Vineyard.
SECURITY  HOLDERS ARE ADVISED TO READ THE PROXY  STATEMENT  AND OTHER  DOCUMENTS RELATED TO THE
SOLICITATION OF PROXIES BY MESSRS.  SALMANSON AND MORALES  FROM THE STOCKHOLDERS OF VINEYARD FOR
USE AT ITS 2008 ANNUAL MEETING  BECAUSE  THEY  CONTAIN   IMPORTANT   INFORMATION,   INCLUDING INFORMATION
RELATING  TO THE  PARTICIPANTS  IN  THE  PROXY  SOLICITATION.
A DEFINITIVE  PROXY  STATEMENT AND A FORM OF PROXY MAILED TO STOCKHOLDERS  OF  VINEYARD IS ALSO AVAILABLE
AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV.
IN ADDITION, INVESTORS MAY OBTAIN FREE COPIES OF THE DOCUMENTS FILED WITH THE SEC BY CONTACTING: JON
SALMANSON, C/O NORTHEAST SECURITIES, 8TH FLOOR, 100 WALL STREET, NEW YORK, NEW YORK 10005 TELEPHONE:
212-607-5412 OR BY EMAILING MR. SALMANSON AT J2SALMAN@YAHOO.COM.  INFORMATION RELATING TO THE
PARTICIPANTS IN THE PROXY  SOLICITATION  IS  CONTAINED  IN THE DEFINITIVE  PROXY
STATEMENT ON SCHEDULE 14A THAT WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 7, 2008.

A significant portion of the shareholder base became increasingly concerned with the governance of the Company.
A Consent Solicitation seeking three (3) changes to the Company’s Bylaws was initiated in February 2008, and approved by the majority of the Company’s shareholders on April 18, 2008 (and certified by IVS Associates)
The Board of Directors of the Company declared the amendments effective
April 21, 2008, which allowed for an alternate slate of director nominees to be presented to the shareholders at the forthcoming 2008 Annual Meeting of
Shareholders
On March 17, 2008, Messrs. Salmanson and Morales formally announced the
Participants’ Nominees for the Board of Directors, who were selected based on their previous experience, corporate governance, subject matter and industry experience, and their ability to lead the Company.
Purpose of the Proxy Solicitation

A significant portion of the shareholder base became increasingly concerned with the governance of the Company (cont.).
The Board of Directors of the Company failed to comply with the newly adopted
Bylaw Amendment related to the requirement of the Annual Meeting being held on or before June 20, 2008
The declaration of the annual meeting date was not made until June 8, 2008, which established August 5, 2008 as the Annual Meeting date in defiance to the wishes of the majority of the shareholders
In the best interests of the Company, a new Board of Directors must be seated in order to commence the immediate corrective actions to the Company, inclusive of completing a capital restoration plan.

General Concerns Regarding Current Corporate Governance Include:
1. The current Board terminated the employment of the incumbent President &
CEO without a plan of action in an economically challenging time with broad financial and credit issues impacting the industry;
2. The current Board and its Audit Committee ineffectively managed an internal audit review for a period of over 6 months which has led to delays in filing the company’s
Form 10-K with the SEC and threatened delisting of the public equity securities
3. The current Board failed to comply with shareholder demands and hold the
Annual Shareholders Meeting within the required and newly passed Bylaw
Amendment dates
4. The current Board disclaims any responsibilities for the Company’s strategies in place for over several years
5. The current Board’s Nominating Committee is not effectively independent, and it is not adhering to its own Directorate Criteria established in 2007
Corporate Governance and the Board of Directors

Execution of a Strategic Plan in a Challenging Market
Challenging times require a flexible approach to implementing Vineyard’s Strategic
Plan:
The shareholders of Vineyard have invested in a strategic vision over the course of the preceding seven years that has seen Vineyard evolve into a major regional community bank.
Despite a challenging market for all financial institutions, we believe the greatest opportunity for Vineyard is to complete the plans put in place and consistently communicated to the investment community with a strong and passionate voice by its former President and Chief Executive Officer, Norman Morales.
This effort is centered around a thesis as to what is best for the shareholders, which starts with a supportive and experienced board of directors.

Execution of a Strategic Plan in a Challenging Market
Restoration of the Vineyard Franchise, and shareholder value, is best accomplished through experienced executive management and a board of directors that have the ability to implement the Seven Points identified below.
The Seven Points are a collection of strategic initiatives that require expansion of certain opportunities, the elimination of products and services no longer economically viable, the restoration of capital strength and the reconstitution of a lower risk profile for the enterprise.

The Participants’ Nominees, if elected to the Company’s board of directors, will serve as directors with fiduciary responsibilities towards all shareholders of the Company, and will intend to implement the following strategies and objectives:
1. Capital Restoration, Stabilization and Liquidity;
2. Liquidity Enhancement and Funding Cost Reduction;
3. Asset Quality, Nonperforming Loans and Foreclosed Property Disposition;
4. Reduce the Overall Risk Profile of the Company;
5. Rebalance of  Loan Portfolio;
6. Review Corporate Reallocation and Reorganization; and
7. Diversification of Alternative Operating Revenue Channels.
The Seven Strategic Points of Execution

Board - Approved Qualification Criteria for Director Candidates
Functional Responsibilities:
–
CEO, Chairman, President, CFO, Owner, Managing Director/Partner, or
–
Director of a company in an industry type identified below
Company Size & Complexity:
–
Public  company, with revenues of at least $50 million or a market cap of $100 million
–
Private company, with revenues of at least $100 million and 30 employees
Industry Experience:
–
Direct experience in one of the following industries:
–
Real Estate Development, Construction, Financial Services, Technology,
Human Resources, Law, or a High Growth Entrepreneurial Business
Corporate Governance and the Board of Directors

Norman Morales:
Mr. Morales previously served as director, President and Chief Executive Officer of the Company
and the Bank from October 2000 until January 2008
Having spent a career in community banking spanning over 25 years, Mr. Morales has operated in adverse economic cycles in the past, having the experience to deal with problem asset resolution, recapitalization, and management of on-going operations in both commercial and real estate oriented financial institutions.
Mr. Morales is very familiar with the operations of the Company and the regulatory environment in which it operates.  He is well-versed in the risk reduction plan drafted under his guidance prior to his departure from the Company in January 2008, and we believe he brings forth the credibility and institutional knowledge to implement the corrective actions necessary to stabilize the
Company and accelerate its diversification from its construction and real estate orientation.
Background of the Participants’ Nominees

Douglas Kratz:
Mr. Kratz has served as the Chairman and Chief Executive Officer of Opportunity Bancshares,
Inc. and Vice Chairman of Opportunity Bank, N.A. since June 2007.  From January 2001 until
October 2005, Mr. Kratz served as Chairman and Chief Executive Officer of National Bancshares,
Inc., Bettendorf, Iowa, and Vice Chairman of THE National Bank, Moline, Illinois.  In October 2005,
he stepped down as Chief Executive Officer of National Bancshares, Inc. and Vice Chairman of
THE National Bank.  He continues to serve as Chairman of National Bancshares, Inc. and as a director of THE National Bank.  From 1985 until 1998, Mr. Kratz was Chairman of the Board and
Chief Executive Officer of Financial Services Corporation of the Midwest, Rock Island, Illinois and
a director of THE Rock Island Bank.  For several years, he has also been a principal investor in various privately held non-financial services related entities.
We believe that Mr. Kratz’ experience in financial institutions, capital markets and operating in adverse economic cycles within community banking will be extremely valuable to the Company.
Background of the Participants’ Nominees (cont.)

Glen Terry:
Mr. Terry is a career banking executive, having held the positions of President and Chief
Executive Officer of three regional community banks in northern California – The Vintage Bank
(Napa) from 2002 to 2007, Solano Bank (Vacaville) from 1999 to 2002, and Napa Valley Bank
(Napa) from 1993 to 1996.  Most recently, Mr. Terry served as Senior Vice President of Upqua
Bank from 2007 to 2008.  in June 2008, Mr. Terry was appointed  President and CEO of Tri-Valley
Bank, which is a de novo community bank. Mr. Terry has served on the respective boards of each entity, and has held leadership positions within the communities of the Napa region. His career has also included senior positions in multi-billion dollar regional and interstate banks.
We believe that his operating knowledge of the bank regulatory environment, in addition to corporate governance practices, will be extremely important to the Company. Mr. Terry has spent over 30 years in community and commercial banking, and will bring forth a significant leadership and knowledge base for the Company’s northern California operations, a market place where he has spent many years in executive and leadership positions. Mr. Terry’s previous experience working with other community banks in various economic cycles, and the related regulatory expectations and requirements, is especially important at this time and we expect that he will be a significant contributor to both senior management and the other proposed directorate.
Background of the Participants’ Nominees (cont.)

Cynthia Harriss:
Ms. Harriss has extensive marketing and retail experience. From 2004 to 2007, she served as
President of Gap Brand North America, and prior to that she served as President of Gap Inc.’s
Outlet division from 2003. Before joining Gap Inc., Ms. Harriss served as President of Disneyland
Resort for six years, where she managed all aspects of the Disneyland and Disney’s California
Adventure theme parks, as well as the resort’s hotels and retail operations. Ms. Harriss also held a variety of senior positions within The Walt Disney Company, including Senior Vice President of
Park Operations at Disneyland, and Senior Vice President of Stores for the Disney Store chain.
Ms. Harriss’ talents will be utilized particularly in corporate governance and strategic client acquisition development, and she will be the designated chairperson of the Nominating and
Governance Committee. We believe that her experience will assist the Company in the expansion of its private banking, non-profit deposit driven relationships, and mid to high-end commercial banking.  Ms. Harriss’ experience in marketing, retail and consumer branding are extremely valuable especially within the southern California market place where she has spent many years in executive and leadership positions. Ms. Harriss’ contributions are anticipated to be most beneficial in building out the deposit franchise.
Background of the Participants’ Nominees (cont.)

Thomas Koss II:
Mr. Koss has been a Financial Executive of The Warmington Group, and its residential development affiliate Warmington Homes California, a very large private home builder headquartered in southern California, since 1989. Mr. Koss was formerly at Ernst & Young specializing in real estate taxation, after beginning his career at Peat Marwick Mitchell & Co.
We expect that Mr. Koss will be the designated financial expert and chairperson of the Audit
Committee, and his experience will be invaluable as Vineyard tries to recover from the issues related to its single-family residential tract construction line of business.  We believe that Mr.
Koss’ experience will also assist the Company in the expansion of its commercial and owner-
portfolio income property lending operations.
We believe that Mr. Koss’ experience in finance and real estate is extremely valuable especially within the southern California market place where he has spent many years in executive and leadership positions.
Background of the Participants’ Nominees (cont.)

Lester Strong:
Mr. Strong was an aerospace executive with Lockheed Martin Corporation from 1982 until his retirement in April 2007.  At Lockheed, Mr. Strong gained over twenty-five years of responsible management and engineering expertise in an array of highly sophisticated scientific environments, including program management for satellite vehicle processing support and infrastructure.  Mr. Strong’s career at Lockheed Martin Corporation earned him the National
Reconnaissance Office Medal of Distinguished Service among other recognitions after receiving his education with advanced degrees from Cornell University.
Mr. Strong’s talents will be utilized particularly in corporate governance and strategic planning, and the strategic use of technology at the Company.  Mr. Strong is a subject-matter expert in project and change management, and we believe that his talents will be helpful in assisting management in the internal shifting of resources towards a balanced commercial bank.
We believe that Mr. Strong’s leadership and experience with  change management, information resource management, and technology development will be extremely valuable to the Company.
Background of the Participants’ Nominees (cont.)

Harice “Dev” Ogle:
Mr. Ogle has been a Senior Consulting Partner at The Ken Blanchard Companies since 1985. Mr.
Ogle has extensive leadership and management development skills. He has over 30 years experience working with senior management and boards of directors. Mr. Ogle manages clients within the Fortune 1000 at the “C” levels and with companies in the United States, Europe and the
Far East in such areas as strategic planning and executive consulting.
Mr. Ogle’s talents will be the chairperson of the Compensation Committee. We believe that Mr.
Ogle’s experience will assist the Company particularly in the areas of human resources as the
Company transitions into a commercial bank and away from its real estate and construction orientation. Mr. Ogle is a subject-matter expert in organizational development, and we believe that his talents will be extremely useful in assisting management in the internal redeployment of human resources. Mr. Ogle has extensive experience working with organizations that require immediate management re-direction, and has worked with many successful organizations operating in adverse market conditions.
Background of the Participants’ Nominees (cont.)

The Company’s franchise value, and shareholder value, can be restored in these challenging times with a flexible strategic plan, experienced executive management, and a committed and skilled
Board of Directors
Growing a franchise includes expansion of critical elements, as well as radical adjustments to other operations, in economically challenging times
The proposed Alternative Board of Directors can execute the strategic plan, cause to bring to the company experienced banking personnel, and ultimately increase the breadth of business clientele
The complexity of the Company, and its design and abilities, have created opportunities for the future that will not be realized without the proposed changes
Summary Comments